FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2006

                    Central Hudson Gas & Electric Corporation
             (Exact name of registrant as specified in its charter)


NEW YORK                        1-3268                          14-0555980
(State or other         (Commission File Number)                (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

284 South Avenue, Poughkeepsie, New York                        12601-4879
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (845) 452-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On April 18, 2006, Central Hudson Gas & Electric Corporation ("Central Hudson") issued a press release announcing that Central Hudson, the Staff of the New York State Public Service Commission, Multiple Intervenors (a consortium representing large industrial users) and the United States Department of Defense (representing the United States Military Academy at West Point) have reached an agreement that, if approved by the New York Public Service Commission ("NYPSC"), would phase in increased electricity and natural gas delivery rates for Central Hudson's customers during the three years commencing as of July 1, 2006. The NYPSC's Administrative Law Judge has directed that hearings be held in early May 2006 to consider the reasonableness of the agreement and to permit evidence to be offered in support of, or in opposition to, the agreement. The NYPSC will subsequently decide, in June 2006 or later, whether to approve the agreement.

A copy of the press release is attached as Exhibit 99.

Item 9.01.   Financial Statements and Exhibits.

            (c)      Exhibits

         99 Press release of Central Hudson Gas & Electric Corporation, issued April 18, 2006.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CH ENERGY GROUP, INC.
                                 (Registrant)



                              By: /s/Donna S. Doyle
                                  -----------------
                                   DONNA S. DOYLE
                                   Vice President - Accounting and Controller

Dated:  April 21, 2006

                                  Exhibit Index

Exhibit No.
Regulation S-K
Item 601
Designation                     Exhibit Description

99 Press Release of Central Hudson Gas & Electric Corporation, issued April 18, 2006.